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Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in Amendment No. 8 to the Registration Statement (Form F-10) of Sprott Physical Silver Trust (the "Trust") and the related Bid Circular by Sprott Asset Management Silver Bid LP to purchase all of the issued and outstanding units of Silver Bullion Trust in exchange of units of the Trust.

        We also consent to the incorporation by reference therein of our report dated March 10, 2015 with respect to the statements of financial position of the Trust as at December 31, 2014 and 2013, and the statements of comprehensive income (loss), changes in equity and cash flows for the years ended December 31, 2014 and 2013 and the effectiveness of internal control over financial reporting of the Trust as of December 31, 2014.

Toronto, Canada	/s/ "Ernst & Young LLP"
August 28, 2015	Chartered Professional Accountants Licensed Public Accountants

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  Exhibit 5.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM